Exhibit 10.6

Radian Group Inc. Pension Plan

Amended and Restated Effective January 1, 1997

Amendment No. 2

WHEREAS, the Radian Group Inc. (the “Company”) maintains the Radian Group Inc. Pension Plan (the “Plan”) amended and restated in its entirety effective January 1, 1997 for the benefit of its eligible employees and the eligible employees of the Participating Employers; and

WHEREAS, the Company, pursuant to the provisions of Section 15.1 of the Plan, has the ability to amend the Plan by action of its Board of Directors; and

WHEREAS, the Board of Directors by Resolution taken on February 10, 2004, authorized that the Singer Asset Finance Company, L.L.C. (“Singer”) shall become a Participating Employer under the Plan for the benefit of its eligible employees, effective January 1, 2004; and that, with respect to Singer employees who first participate in the Plan on or after January 1, 2004, to recognize past service with Singer for the purposes of eligibility and vesting only, and to compute Credited Service for such Singer employees beginning no earlier than January 1, 2004.

NOW THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 2004:

1. A new paragraph (c) is added to Section 1.12 to read as follows:

(c) For purposes of determining Credited Service for each Eligible Employee of Singer Asset Finance Company, L.L.C. who became a Participant on or after January 1, 2004, his service with Singer Asset Finance Company, L.L.C. prior to January 1, 2004 shall not be considered.

2. A new paragraph is added to the end of Section 1.36 to read as follows:

For purposes of determining Years of Service, each Eligible Employee of Singer Asset Finance Company, L.L.C. who became a Participant on or after January 1, 2004, shall have all of his prior service with Singer Asset Finance Company, L.L.C. considered.

3. A new paragraph is added to the end of Section 2.1 to read as follows:

Notwithstanding the foregoing, each Eligible Employee who is employed by Singer Asset Finance Company, L.L.C. on January 1, 2004, shall become a Participant on the first day of the Employment

Year that follows the later of (i) the date on which he first performs an Hour of Service with Singer Asset Finance Company, L.L.C. and (ii) the date he attains age 20-1/2, but in no event earlier than January 1, 2004.

4. Schedule A is amended to read as follows:

SCHEDULE A

Participating Employers

Radian Group Inc.

RadianExpress.com Inc.

Radian Guaranty Inc.

Radian Insurance Inc.

Radian Reinsurance Inc.

Singer Asset Finance Company, L.L.C

WITNESS WHEREOF, Radian Group Inc. has caused this Amendment No. 2 to be executed by its duly authorized party on this 3rd day of March, 2004.

Radian Group Inc.

By:	/s/ Howard S. Yaruss
Its:	EVP and General Counsel

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